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LIST OF SUBSIDIARIES                                                 Exhibit 21

     Following lists the significant subsidiaries of the registrant and the state or jurisdiction of incorporation of each:

          NAME                                                     INCORPORATED
          ----                                                     ------------
 1)       First National Bank of Pennsylvania                      United States

 2)       First National Bank of Florida                           United States

 3)       Regency Finance Company                                  Pennsylvania

 4)       Roger Bouchard Insurance, Inc.                           Florida

 5)       First National Trust Company                             United States


     Regency Finance Company also conducts business under the names F.N.B. Consumer Discount Company, Citizens Financial Services, Inc. and Finance and Mortgage Acceptance Corporation

     Roger Bouchard Insurance, Inc. also conducts business under the name Gelvin, Jackson & Starr, Inc.